UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2007

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Charleston Road, Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-6676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2007, NetLogic Microsystems, Inc. (“NetLogic”) purchased the TCAM2 and TCAM-CR network search engine products and certain related assets from Cypress Semiconductor Corporation (“Cypress”) for $12 million, plus approximately $2.6 million in inventory, pursuant to an Agreement for the Purchase and Sale of Assets dated August 29, 2007 (the “Acquisition”).

During the third quarter of 2007, NetLogic may record a one-time charge for purchased in-process research and development expenses in connection with the Acquisition. The amount of that charge, if any, has not yet been determined. Commencing in the fourth quarter of 2007, the Acquisition is expected to be accretive to NetLogic’s earnings per share before the amortization of intangible assets, and should increase NetLogic’s quarterly revenues by approximately $2 million.

The full text of the Agreement for the Purchase and Sale of Assets including an Exhibit A to the agreement, which is Amendment No. 1 to an Intellectual Property Cross-License Agreement between NetLogic and Cypress, dated as of February 15, 2006, are attached to this Current Report on Form 8-K as Exhibit 10.26 and are incorporated by reference in response to this item.

A copy of the press release announcing the purchase of these products from Cypress is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to this item.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this document:

Exhibits	Description
10.26	Agreement for the Purchase and Sale of Assets, dated August 29, 2007 by and between NetLogic Microsystems, Inc. and Cypress Semiconductor Corporation, and Exhibit A thereto.

99.1	Press Release dated August 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: August 29, 2007	By:	/s/ Ronald S. Jankov
Ronald S. Jankov President and Chief Executive Officer